UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2004

(Date of Report)

ALASKA AIR GROUP, INC.

(Exact name of registrant as specified in its charter) Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 392-5040
(Registrant’s telephone number)

FORWARD-LOOKING INFORMATION
ITEM 12. Results of Operations And Financial Condition
Signature

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

ITEM 12.
Results of Operations And Financial Condition

Alaska Air Group, Inc. (Alaska) today issued a press release reporting financial results for the quarter and full year ended December 31, 2003. The press release is furnished as Attachment A.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      ALASKA AIR GROUP, INC.

Registrant

Date: January 28, 2004

/s/ Brandon S. Pedersen

Brandon S. Pedersen
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden

Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer

3

Attachment A

Contact:	Brad Tilden	-or-	Lou Cancelmi
	206/392-5362		206/392-5170

FOR IMMEDIATE RELEASE	January 28, 2004

ALASKA AIR GROUP REPORTS FOURTH QUARTER RESULTS

     SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported a fourth quarter net loss of $20.8 million, or $0.78 per diluted share, compared to a net loss of $43.1 million, or $1.62 per diluted share, in the fourth quarter of 2002. For the full year, the company reported net income of $8.8 million, or $0.33 per share, compared to a net loss of $118.6 million, or $4.47 per share in 2002. The company’s 2003 results include government assistance amounting to $71.4 million ($44.3 million after tax) received under the Emergency Wartime Supplemental Appropriations Act. The 2002 net loss included $51.4 million, or $1.94 per share, related to the write-off of goodwill in connection with the adoption of Statement of Financial Accounting Standards No. 142. Excluding government compensation and the write-off of goodwill, the company’s loss in 2003 was $35.5 million ($1.33 per share) versus a loss of $67.5 million ($2.54 per share) for 2002.

     “Despite the fact that our first annual profit since 1999 would have been impossible without government compensation, we’re proud of the positive steps we’ve taken over the past 18 months to achieve our company-wide cost management goals,” said Bill Ayer, chairman and chief executive officer. “There’s still a lot of work ahead of us, but we’re moving in the right direction.”

     “In fact, record load factors confirm the preference customers have for our service, thanks in large part to our caring and dedicated employees,” Ayer said. “We believe this focus on providing real value to our customers combined with the continued transformation of our business will improve our profitability and competitiveness.”

     Operationally, Alaska Airlines’ passenger traffic in the fourth quarter increased 14.0 percent on a capacity increase of 9.2 percent. Alaska’s load factor increased 3.0 percentage points to 69.5 percent compared to the same period in 2002. Alaska’s operating revenue per available seat mile (ASM) increased 5.8 percent, while its operating cost per ASM excluding fuel decreased 2.2 percent. Alaska’s pretax loss for the quarter was $35.0 million, compared to $58.6 million in 2002.

     Horizon Air’s passenger traffic in the fourth quarter increased 7.8 percent on a 2.1 percent capacity decrease. Horizon’s load factor increased by 6.2 percentage points to 67.3 percent compared to the same period in 2002. Horizon’s operating revenue per ASM increased 18.7 percent, while its operating cost per ASM excluding fuel increased 7.4 percent. Horizon’s pretax income for the quarter was $5.7 million, compared to a pretax loss of $5.8 million in 2002.

     Alaska Air Group had cash and short-term investments at December 31, 2003 of approximately $812 million compared to $636 million at December 31, 2002. The increased balance primarily reflects the receipt of $71.4 million of government compensation and $123.2 million net proceeds received in connection with the sale of floating rate convertible bonds in March 2003. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, remained constant at 77 percent during the years ended December 31, 2003 and 2002.

     A summary of financial and statistical data for Alaska Airlines and Horizon Air as well as a reconciliation of the reported non-GAAP financial measures can be found on pages 6-8.

     A conference call regarding the fourth quarter/full year 2003 results will be simulcast via the internet at 8:30 a.m. Pacific Standard Time. It may be accessed through our website at www.alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at www.alaskaair.com.

     This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

# # #

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS(unaudited)
(In Millions Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31		December 31

	2002	2003	2002	2003

Operating Revenues:
Passenger	$485.7	$558.8	$2,037.7	$2,237.0
Freight and mail	17.7	18.7	77.1	82.3
Other — net	24.3	27.4	109.3	117.1

Total Operating Revenues	527.7	604.9	2,224.1	2,436.4

Operating Expenses:
Wages and benefits	219.3	240.4	858.1	937.9
Employee profit sharing	—	2.8	—	2.8
Contracted services	23.7	25.6	93.0	100.1
Aircraft fuel	79.4	91.9	302.0	356.9
Aircraft maintenance	48.9	43.6	170.2	183.8
Aircraft rent	48.8	48.8	190.4	194.9
Food and beverage service	16.3	14.4	66.2	61.0
Commissions	3.9	3.6	35.0	15.0
Other selling expenses	28.7	30.5	124.9	118.2
Depreciation and amortization	31.8	34.8	132.5	133.0
Loss on sale of assets	0.9	2.0	0.1	2.2
Landing fees and other rentals	36.4	44.3	140.3	164.9
Other	49.4	44.9	200.3	184.2

Total Operating Expenses	587.5	627.6	2,313.0	2,454.9

Operating Loss	(59.8)	(22.7)	(88.9)	(18.5)

Nonoperating Income (Expense):
Interest income	5.1	4.5	21.2	12.8
Interest expense	(11.5)	(12.4)	(46.3)	(47.8)
Interest capitalized	1.2	0.4	2.7	2.3
U.S. government compensation	—	—	0.5	71.4
Other — net	0.1	(1.3)	9.0	1.4

	(5.1)	(8.8)	(12.9)	40.1

Income (loss) before income tax and accounting change	(64.9)	(31.5)	(101.8)	21.6
Income tax expense (benefit)	(21.8)	(10.7)	(34.6)	12.8

Income (loss) before accounting change	(43.1)	(20.8)	(67.2)	8.8
Cumulative effect of accounting change	—	—	(51.4)	—

Net Income (Loss)	($43.1)	($20.8)	($118.6)	$8.8

Basic and Diluted Earnings (Loss) Per Share:
Earnings (loss) before accounting change	$(1.62)	$(0.78)	$(2.53)	$0.33
Cumulative effect of accounting change	—	—	(1.94)	—

Earnings (Loss) Per Share	$(1.62)	$(0.78)	$(4.47)	$0.33

Shares used for computation:
Basic	26.556	26.728	26.546	26.648
Diluted	26.556	26.728	26.546	26.730

Note 1:
 Diluted shares excludes the shares of common stock issuable upon conversion of the convertible notes issued on March 21, 2003. Although we previously reported our expectation that the notes would become convertible in the fourth quarter of 2003, the actual closing prices of Alaska Air Group common stock during the quarter did not trigger the convertibility feature.

Note 2:
 Operating loss for the three months and year ended December 31, 2003 includes adjustments to increase operating expenses by $2.8 million (pretax) and $3.1 million (pretax), respectively, related to prior years. Operating loss for the three months ended December 31, 2003 also includes adjustments to increase operating expenses by $1.8 million (pretax) related to previous quarters in 2003. In addition, interest income for the 2003 year includes an adjustment recorded in the first quarter that reduced interest income by $2.8 million (pretax) related to the previous year. Management does not believe that these amounts are material to the periods affected.

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	December 31	December 31
(In Millions)	2002	2003

Cash and marketable securities	$636	$812

Total current assets	954	1,149
Property and equipment-net	1,802	1,949
Other assets	125	162

Total assets	$2,881	$3,260

Current liabilities	778	1,019
Long-term debt and capital lease obligations	857	907
Other liabilities and credits	590	665
Shareholders’ equity	656	669

Total liabilities and shareholders’ equity	$2,881	$3,260

Note: Certain reclassifications have been made to the December 31, 2002 balance sheet to conform to the December 31, 2003 presentation.

Alaska Airlines Financial and Statistical Data (unaudited)

	Three Months Ended December 31			Year Ended December 31

			%			%
Financial Data (in millions):	2002	2003	Change	2002	2003	Change

Operating Revenues:
Passenger	$392.2	$454.3	15.8%	$1,667.7	$1,834.4	10.0%
Freight and mail	16.5	17.5	6.1%	72.1	77.3	7.2%
Other — net	21.1	24.3	15.2%	93.3	107.3	15.0%

Total Operating Revenues	429.8	496.1	15.4%	1,833.1	2,019.0	10.1%

Operating Expenses:
Wages and benefits	179.4	199.9	11.4%	703.4	778.6	10.7%
Employee profit sharing	—	2.2	NM	—	2.2	NM
Contracted services	20.3	20.7	2.0%	80.1	81.6	1.9%
Aircraft fuel	67.2	79.1	17.7%	257.3	306.7	19.2%
Aircraft maintenance	41.9	35.7	-14.8%	145.2	153.4	5.6%
Aircraft rent	32.4	31.1	-4.0%	128.2	123.9	-3.4%
Food and beverage service	15.6	13.9	-10.9%	63.5	58.7	-7.6%
Commissions	8.7	13.9	59.8%	52.7	51.9	-1.5%
Other selling expenses	23.1	25.1	8.7%	101.9	96.1	-5.7%
Depreciation and amortization	28.3	31.7	12.0%	114.0	119.5	4.8%
Loss on sale of assets	1.0	2.1	NM	1.7	3.4	NM
Landing fees and other rentals	28.3	34.3	21.2%	110.5	127.8	15.7%
Other	37.5	34.0	-9.3%	148.8	136.9	-8.0%

Total Operating Expenses	483.7	523.7	8.3%	1,907.3	2,040.7	7.0%

Operating Loss	(53.9)	(27.6)	NM	(74.2)	(21.7)	NM

Interest income	5.7	4.9		23.2	15.2
Interest expense	(11.6)	(11.3)		(46.6)	(45.2)
Interest capitalized	1.0	0.2		2.1	1.5
U.S. government compensation	—	—		0.3	52.8
Other — net	0.2	(1.2)		7.9	1.5

	(4.7)	(7.4)		(13.1)	25.8

Income (Loss) Before Income Tax and Accounting Change	$(58.6)	$(35.0)	NM	$(87.3)	$4.1	NM

Operating Statistics:
Revenue passengers (000)	3,367	3,712	10.2%	14,154	15,047	6.3%
RPMs (000,000)	3,164	3,608	14.0%	13,186	14,554	10.4%
ASMs (000,000)	4,758	5,194	9.2%	19,360	20,804	7.5%
Passenger load factor	66.5%	69.5%	3.0pts	68.1%	70.0%	1.9pts
Breakeven load factor	78.4%	75.8%	-2.6pts	73.1%	72.6%	-0.5pts
Yield per passenger mile	12.40¢	12.59¢	1.5%	12.65¢	12.60¢	-0.4%
Operating revenue per ASM	9.03¢	9.55¢	5.8%	9.47¢	9.70¢	2.4%
Operating expenses per ASM (a)	10.17¢	10.08¢	-0.9%	9.85¢	9.81¢	-0.4%
Operating expenses per ASM excluding fuel (a)	8.75¢	8.56¢	-2.2%	8.52¢	8.33¢	-2.2%
Fuel cost per gallon	84.7¢	94.8¢	11.9%	79.6¢	90.9¢	14.2%
Fuel gallons (000,000)	79.3	83.4	5.2%	323.3	337.3	4.3%
Average number of employees	10,065	9,921	-1.4%	10,142	10,040	-1.0%
Aircraft utilization (blk hrs/day)	10.3	10.3	0.0%	10.6	10.5	-0.9%
Operating fleet at period-end	102	109	6.9%	102	109	6.9%

NM = Not Meaningful

 (a) See Note A on Page 8

Note 1:
 Certain reclassifications have been made to the December 31, 2002 statements of operations to conform to the December 31, 2003 presentation.

Note 2:
 Operating loss for the three months and year ended December 31, 2003 includes adjustments to increase operating expenses by $2.4 million (pretax) and $3.1 million (pretax), respectively, related to prior years. Operating loss for the three months ended December 31, 2003 also includes adjustments to increase operating expenses by $1.8 million (pretax) related to previous quarters in 2003. In addition, interest income for the 2003 year includes an adjustment recorded in the first quarter that reduced interest income by $2.8 million (pretax) related to the previous year. Management does not believe that these amounts are material to the periods affected.

Horizon Air Financial and Statistical Data (unaudited)

	Three Months Ended December 31			Year Ended December 31

			%			%
Financial Data (in millions):	2002	2003	Change	2002	2003	Change

Operating Revenues:
Passenger	$99.0	$115.5	16.7%	$393.9	$442.3	12.3%
Freight and mail	1.1	1.2	9.1%	5.0	5.0	0.0%
Other — net	4.4	4.8	9.1%	20.7	16.5	-20.3%

Total Operating Revenues	104.5	121.5	16.3%	419.6	463.8	10.5%

Operating Expenses:
Wages and benefits	39.4	40.5	2.8%	152.6	159.3	4.4%
Employee profit sharing	—	0.6	NM	—	0.6	NM
Contracted services	5.4	6.6	22.2%	21.0	25.0	19.0%
Aircraft fuel	12.2	12.8	4.9%	44.7	50.2	12.3%
Aircraft maintenance	7.0	7.9	12.9%	25.1	30.4	21.1%
Aircraft rent	16.3	17.7	8.6%	62.2	71.0	14.1%
Food and beverage service	0.7	0.5	-28.6%	2.7	2.3	-14.8%
Commissions	0.7	0.7	0.0%	6.4	2.8	-56.3%
Other selling expenses	5.6	5.4	-3.6%	23.0	22.1	-3.9%
Depreciation and amortization	3.2	2.8	-12.5%	17.0	12.3	-27.6%
Gain on sale of assets	(0.1)	(0.1)	0.0%	(1.6)	(1.2)	NM
Landing fees and other rentals	8.4	10.3	22.6%	31.2	38.5	23.4%
Other	11.1	9.9	-10.8%	48.7	42.5	-12.7%

Total Operating Expenses	109.9	115.6	5.2%	433.0	455.8	5.3%

Operating Income (Loss)	(5.4)	5.9	NM	(13.4)	8.0	NM

Interest income	—	0.2		0.7	0.7
Interest expense	(0.5)	(0.5)		(2.1)	(2.4)
Interest capitalized	0.2	0.2		0.6	0.8
Government compensation	—	—		0.2	18.6
Other — net	(0.1)	(0.1)		1.2	(0.1)

	(0.4)	(0.2)		0.6	17.6

Income (Loss) Before Income Tax and Accounting Change	$(5.8)	$5.7	NM	$(12.8)	$25.6	NM

Operating Statistics:
Revenue passengers (000)	1,194	1,263	5.8%	4,815	4,934	2.5%
RPMs (000,000)	386	416	7.8%	1,514	1,640	8.3%
ASMs (000,000)	632	619	-2.1%	2,428	2,569	5.8%
Passenger load factor	61.1%	67.3%	6.2pts	62.4%	63.9%	1.5pts
Breakeven load factor	65.0%	64.0%	-1.0pts	65.0%	63.1%	-1.9pts
Yield per passenger mile	25.62¢	27.72¢	8.2%	26.02¢	26.96¢	3.6%
Operating revenue per ASM	16.53¢	19.62¢	18.7%	17.29¢	18.06¢	4.5%
Operating expenses per ASM (a)	17.39¢	18.68¢	7.4%	17.84¢	17.75¢	-0.5%
Operating expenses per ASM excluding fuel (a)	15.46¢	16.60¢	7.4%	15.99¢	15.79¢	-1.3%
Fuel cost per gallon	87.7¢	98.2¢	12.0%	82.0¢	93.4¢	13.9%
Fuel gallons (000,000)	13.9	13.1	-5.8%	54.5	53.7	-1.5%
Average number of employees	3,518	3,320	-5.6%	3,476	3,361	-3.3%
Aircraft utilization (blk hrs/day)	7.5	7.5	0.0%	7.5	7.8	4.0%
Operating fleet at period-end	63	62	-1.6%	63	62	-1.6%

NM = Not Meaningful

 (a) See Note A on Page 8

Note:
 Certain reclassifications have been made to the December 31, 2002 statements of operations to conform to the December 31, 2003 presentation.

Note A:
 Pursuant to new guidelines issued by the Securities and Exchange Commission, we are providing the following unaudited reconciliation of non-GAAP performance indicators to their comparable financial measures reported on a GAAP basis. Our disclosure of operating costs and cost per available seat mile, excluding fuel, provides us the ability to measure and monitor our performance both with and without the cost of aircraft fuel as both the cost and availability of fuel are subject to economic and political factors beyond our control. We also believe that disclosing net income (loss) and diluted earnings (loss) per share excluding non-recurring items is helpful to investors in evaluating our operational performance because we believe the reimbursements received from the government and the write-off of goodwill are unusual events. The following table reconciles operating expenses excluding fuel and operating expense per ASM excluding fuel for Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:

($ in millions)	Three Months Ended December 31		Year Ended December 31

	2002	2003	2002	2003

Operating expenses	$483.7	$523.7	$1,907.3	$2,040.7
ASMs (000,000)	4,758	5,194	19,360	20,804
Operating expenses per ASM	10.17¢	10.08¢	9.85¢	9.81¢

Operating expenses	$483.7	$523.7	$1,907.3	$2,040.7
Less: aircraft fuel	67.2	79.1	257.3	306.7

Operating expense excluding fuel	$416.5	$444.6	$1,650.0	$1,734.0
ASMs (000,000)	4,758	5,194	19,360	20,804
Operating expense per ASM excluding fuel	8.75¢	8.56¢	8.52¢	8.33¢

Horizon Air Industries, Inc.:

($ in millions)
	2002	2003	2002	2003

Operating expenses	$109.9	$115.6	$433.0	$455.8
ASMs (000,000)	632	619	2,428	2,569
Operating expenses per ASM	17.39¢	18.68¢	17.84¢	17.75¢

Operating expenses	$109.9	$115.6	$433.0	$455.8
Less: aircraft fuel	12.2	12.8	44.7	50.2

Operating expense excluding fuel	$97.7	$102.8	$388.3	$405.6
ASMs (000,000)	632	619	2,428	2,569
Operating expense per ASM excluding fuel	15.46¢	16.60¢	15.99¢	15.79¢

The following table summarizes Alaska Air Group, Inc.’s earnings (loss) and diluted earnings (loss) per share during 2002 and 2003 excluding the change in accounting principle and government compensation and as reported in accordance with GAAP (dollars in millions). There were no such amounts in the three months ended December 31, 2002 or 2003.

	Year Ended December 31

	2002		2003

	Dollars	Loss Per Share	Dollars	Earnings Per Share

Net loss and loss per share excluding non-recurring items	($67.5)	($2.54)	($35.5)	($1.33)
Change in accounting principle relating to goodwill	(51.4)	(1.94)	—	—
Government compensation, net of tax	0.3	0.01	44.3	$1.66

GAAP net income (loss) and earnings (loss) per share	($118.6)	($4.47)	$8.8	$0.33